Exhibit 99.2

                         FORM 4 JOINT FILER INFORMATION

          (Attachment to Form 4 in accordance with instruction 4(b)(v))

   Check this box if no longer subject
   to Section 16:                                  [ ]

   Name and Address:                               Standard General Master
                                                   Fund L.P.
                                                   Walkers SPV Limited,
                                                   Walker House, Mary Street,
                                                   George Town
                                                   Grand Cayman, Cayman Islands
                                                   KY1-1002

   Issuer and Ticker Symbol:                       Penn Octane Corporation
                                                   (POCC)

   Date of Earliest Transaction:                   01/03/08

   Relationship to Issuer:                         10% Owner

   Designated Filer:                               Standard General L.P.

   TABLE I INFORMATION
   Title of Security:                              Common Stock
   Transaction Date:                               01/03/08
   Transaction Code:                               P
   Securities Acquired:                            116,000
   Acquired or Disposed:                           A
   Price:                                          $2.0083
   Ownership Form:                                 D
   Amount Beneficially Owned After Transaction:    2,864,418
   Nature of Indirect Beneficial Ownership:

   Signature:                                      STANDARD GENERAL MASTER
                                                   FUND L.P.


                                                   By: /s/ Scott Cohen
                                                       -------------------------
                                                       Name:  Scott Cohen
                                                       Title: Attorney-in-Fact